UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[x]   Soliciting Material Pursuant to Rule 14a-12

                              HERCULES INCORPORATED
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               (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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 [The following material was mailed to Hercules shareholders on June 11, 2003:]


     -----------------------------------------------------
     HERCULES' BOARD OF DIRECTORS' PROXY CARD WILL BE

     GOLD THIS YEAR.
     ----





     WE URGE YOU NOT TO SIGN OR RETURN ANY OF SAM
                                       ---
     HEYMAN'S AND HIS HERCULES SHAREHOLDERS'

     COMMITTEE FOR NEW MANAGEMENT WHITE CARDS UNTIL

     YOU HAVE REVIEWED HERCULES' PROXY MATERIALS.





     WE EXPECT TO MAIL OUR PROXY MATERIALS, INCLUDING

     THE GOLD PROXY CARD, WITHIN THE NEXT FEW WEEKS.
         ----
     -----------------------------------------------------




Hercules filed a preliminary proxy statement with the Securities and Exchange Commission on June 3, 2003, as amended on June 10, 2003, in connection with its 2003 annual meeting of shareholders. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation by Hercules of its shareholders for the 2003 annual meeting, and the participants' interests in the solicitation, are set forth in the preliminary proxy statement. Hercules will be filing a definitive proxy statement and other relevant documents. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HERCULES WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders will be able to obtain a free copy of the proxy statement and other related documents filed by Hercules at the SEC's website at www.sec.gov. When available, the definitive proxy statement and other related documents may also be obtained from Hercules free of charge by contacting Helen Calhoun, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, tel. (302) 594-5129.

                                   * * * * *

             [William H. Joyce, Hercules Incorporated Letterhead]





                                                                   June 10, 2003



Dear Shareholder,

     We have filed our preliminary proxy statement with the SEC and wanted you to have a copy. We expect to mail our definitive proxy statement, together with our gold proxy card, by month end. As stated in the preliminary proxy statement, we will hold our annual meeting on Friday, July 25, 2003.

     Also, enclosed is a letter that highlights a key difference between reality and Sam Heyman's rhetoric. I ask that you consider the facts as we proceed through this proxy contest. If you have any questions, please feel free to call me or Allen Spizzo at (302) 594-6491.

     Thank you for your continued support.

                                         Sincerely,

                                         /s/ William H. Joyce

                                         William H. Joyce
                                         Chairman and CEO

     Hercules filed a preliminary proxy statement with the Securities and Exchange Commission on June 3, 2003, as amended on June 10, 2003, in connection with its 2003 annual meeting of shareholders. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation by Hercules of its shareholders for the 2003 annual meeting, and the participants' interests in the solicitation, are set forth in the preliminary proxy statement. Hercules will be filing a definitive proxy statement and other relevant documents. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HERCULES WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders will be able to obtain a free copy of the proxy statement and other related documents filed by Hercules at the SEC's website at www.sec.gov. When available, the definitive proxy statement and other related documents may also be obtained from Hercules free of charge by contacting Helen Calhoun, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, tel. (302) 594-5129.